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                                   EXHIBIT 11

                         CHATTEM, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
             (Unaudited and in thousands, except per share amounts)

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                                                        FOR THE THREE MONTHS ENDED     FOR THE SIX MONTHS ENDED
                                                                  MAY 31,                      MAY 31,
                                                        --------------------------    --------------------------
                                                            1995           1994           1995           1994
                                                        -----------   ------------    -----------    -----------
NET INCOME:
  Continuing operations..............................     $    670       $  1,198       $     59       $    560
  Discontinued operations............................       10,177            355         10,538            740
  Extraordinary loss.................................         (367)             -           (367)             -
                                                        -----------   ------------    -----------    -----------

    Net Income.......................................     $ 10,480       $  1,553       $ 10,230       $  1,300
                                                        -----------   ------------    -----------    -----------
                                                        -----------   ------------    -----------    -----------

WEIGHTED AVERAGE NUMBER OF COMMON AND
 COMMON EQUIVALENT SHARES OUTSTANDING................        7,292          7,292          7,292          7,292
                                                        -----------   ------------    -----------    -----------
                                                        -----------   ------------    -----------    -----------

NET INCOME PER COMMON SHARE:
  Continuing operations..............................     $   0.09       $   0.16       $   0.01       $   0.08
  Discontinued operations............................         1.40           0.05           1.44           0.10
  Extraordinary loss.................................        (0.05)             -          (0.05)             -
                                                        -----------   ------------    -----------    -----------

      Net income per common share....................     $   1.44       $   0.21       $   1.40       $   0.18
                                                        -----------   ------------    -----------    -----------
                                                        -----------   ------------    -----------    -----------

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